                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
                                      ----

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement            [ ] Confidential, For Use of the
[ ] Definitive Proxy Statement                 Commission Only (as permitted
[ ] Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule
     14a-12

                              Towne Services, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                              Towne Services, Inc.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200

                                                               November __, 2000

Dear Shareholder:

         We cordially invite you to attend a special meeting to be held on Wednesday, December 20, 2000 at 9:00 a.m. local time at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097.

         At the special meeting, you will be asked to consider and vote on the adoption and approval of a proposal to amend our amended and restated articles of incorporation. The amendment provides for a one-for-five reverse stock split of the issued and outstanding shares of our common stock. The purpose of the reverse stock split is to attempt to comply with the Nasdaq National Market's $1.00 minimum bid price requirement for continued listing on the Nasdaq National Market. Complete details of the business to be conducted at the special meeting are provided in the attached Notice of Special Meeting of Shareholders and Proxy Statement.

         Our board of directors has determined that the proposal to be considered at the special meeting is in the best interests of our shareholders. For the reasons discussed in this proxy statement, our board of directors recommends a vote "FOR" the proposal.

         Please review the enclosed materials carefully. Whether or not you plan to attend the meeting, please promptly return your proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

         Your vote is very important, and we appreciate your cooperation in considering and acting on the matter presented. We look forward to seeing you at the meeting.

                                             Sincerely,

                                             /s/ G. Lynn Boggs
                                             -----------------------
                                             G. Lynn Boggs
                                             Chief Executive Officer

                              TOWNE SERVICES, INC.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200
--------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 20, 2000
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

         A special meeting of the shareholders of Towne Services, Inc. will be held on Wednesday, December 20, 2000, at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097 at 9:00 a.m. local time, for the following purposes:

1. to consider and vote on the adoption and approval of an amendment to our amended and restated articles of incorporation, which provides for a one-for-five reverse stock split of the issued and outstanding shares of our common stock; and

2. to transact any other business properly coming before the special meeting or any adjournment thereof.

         We are not aware of any matters, other than those described above, that are to come before the meeting. If any other matters arise, however, your signed proxy card gives authority to G. Lynn Boggs and Henry M. Baroco to vote on those matters at their discretion. If you decide to attend the special meeting, you may revoke your proxy at any time before it is voted. Shareholders owning shares of our common stock at the close of business on November 22, 2000 are entitled to attend and vote at the special meeting.

                                    By Order of the Board of Directors,

                                    /s/ G. Lynn Boggs
                                    -----------------------------------
                                    G. Lynn Boggs
                                    Chief Executive Officer

Suwanee, Georgia
November __, 2000

IT IS IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING. PLEASE COMPLETE, SIGN, DATE AND RETURN TO US THE ENCLOSED PROXY CARD.

                              TOWNE SERVICES, INC.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                     For the Special Meeting of Shareholders
                         to be held on December 20, 2000
--------------------------------------------------------------------------------


         Our board of directors is soliciting your proxy for the special meeting of shareholders to be held at 9:00 a.m. local time on Wednesday, December 20, 2000, at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097. Voting materials, including this proxy statement and the proxy card, are first being mailed to the shareholders on or about November ___, 2000.

                           Voting and Related Matters

Q:       What am I voting on?

A:       You are being asked to vote on the approval of an amendment to our amended and restated articles of incorporation to effect a one-for-five reverse stock split of our common stock and any other business properly coming before the meeting. The amendment is further described below and the actual amendment is contained in Appendix A.

Q:       Who is entitled to Vote?

A:       Shareholders as of the close of business on November 22, 2000, the record date, are entitled to vote.

Q:       How many shares can be voted?

A:       As of the record date, approximately 27,435,919 shares of common stock were issued, outstanding and entitled to vote at the special meeting. Each shareholder of common stock is entitled to one vote for each share held.

Q:       How do I vote?

A:       Complete, sign and mail us your proxy card. If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR the proposal. You may, of course, attend the meeting in person and vote. Even if you plan to attend the meeting, we ask that you sign and return a proxy card.

Q:       What if I change my mind after I return my proxy?

A:       You may revoke your proxy and change your vote at any time before the meeting. You may do this by signing and sending a written notice of revocation or another proxy with a later date than the one you want to revoke, or by voting in person at the meeting.

Q:       Who will count the votes?

A:       The chairman of the board of directors will select the inspectors of the election for our special meeting. The inspectors will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the meeting, determine the validity of proxies and ballots, count all votes and determine the results of the voting. The inspectors will deliver a written report after the meeting.

Q:       What constitutes a quorum?

A:       There must be a quorum for the meeting to be held. A quorum is a majority of the outstanding shares. To be counted towards the quorum, shareholders may be present at the meeting or represented by proxy. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on the proposal, are also considered part of the quorum. However, Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST the proposal and will have the same effect as votes against the proposal. A WITHHELD vote is the same as an abstention.

Q:       What happens if the special meeting is postponed or adjourned?

A:       If the special meeting is postponed or adjourned for any reason, including to permit the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original special meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

Q:       How many votes are required to approve the proposal?

A:       The proposal to amend our amended and restated articles of incorporation will be deemed approved by the shareholders if a majority of the votes entitled to be cast on the amendment vote FOR the proposal.

Q:       Who is paying for this proxy solicitation?

A:       We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or via telephone or facsimile. They will not be paid specifically for this solicitation activity.

We will also reimburse brokerage houses and other custodians, nominees and fiduciaries who are record holders for their reasonable expenses in forwarding these materials to the beneficial owners of those shares. Furthermore, we may engage a firm to help solicit proxies in which event related fees will approximate $7,500 (plus expenses). The extent to which we and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned. Please send in your proxy cards immediately.

                                    PROPOSAL
                      AMENDMENT TO OUR AMENDED AND RESTATED
               ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-FIVE
                        REVERSE STOCK SPLIT OF OUR ISSUED
                          AND OUTSTANDING COMMON STOCK

Introduction

         Our board of directors has approved the proposal to amend our amended and restated articles of incorporation to effect a one-for-five reverse stock split of our common stock. We are now submitting the proposal to you, the shareholders, for approval. The proposed reverse stock split will take effect, if at all, after it is approved by you and after we file Articles of Amendment with the Secretary of State of the State of Georgia.

         We expect that, if the proposal is approved by you, the Articles of Amendment will be filed promptly. However, our board of directors may elect not to file, or to delay the filing of, the Articles of Amendment if they determine that filing the Articles of Amendment would not be in the best interest of our shareholders. Factors leading to such a determination could include any possible effect on our Nasdaq listing or future securities offerings.

Purpose of Reverse Split

         Our common stock has been listed, and has traded, on the Nasdaq National Market since July 30, 1998. For continued listing on the Nasdaq National Market, it is necessary that, among other things, our shares of common stock maintain a minimum bid price of at least $1.00 per share. Over the past several months, the bid price of our shares of common stock has fallen below $1.00 per share. On October 10, 2000, we received a letter from Nasdaq that our minimum bid price was not in compliance with the minimum bid price requirement for stock listed on Nasdaq. We were notified that if we do not comply with the $1.00 per share requirement on or before January 8, 2001, our stock will be delisted at the opening of business on January 9, 2001. We believe, but cannot assure, that the proposed reverse stock split will enable the common stock to trade above the minimum bid price established by the Nasdaq Continued Listing Requirements. We will be in compliance with the Nasdaq Continued Listing Requirements if our common stock trades at or above the minimum bid price of $1.00 per share for at least ten consecutive trading days prior to January 8, 2001.

         If our stock is delisted from Nasdaq, trading of our stock, if any, would have to be conducted in the non-Nasdaq over-the-counter market. In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. In addition, if our common stock were to become delisted from trading on Nasdaq and the trading price were to remain below $5.00 per share, trading in our common stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock. We believe that, if the reverse stock split is approved, there is a greater likelihood that the minimum bid price of the common stock will be maintained at a level over $1.00 per share.

         Even though a reverse stock split, by itself, does not impact a company's assets or prospects, because we cannot predict the market's reaction, a reverse stock split could result in a decrease in our aggregate market capitalization. The board of directors, however, believes that this risk is offset by the prospect that the reverse stock split will improve the likelihood that we will be able to maintain Nasdaq National Market listing and may, by increasing the per share bid price, make an investment in the common stock more attractive for certain investors. There can be no assurance, however, that approval of the reverse stock split will succeed in raising the bid price of our common stock above $1.00 per share, or that a bid price of $1.00, if achieved, would be maintained, or that even if the Nasdaq's minimum bid price requirements were satisfied, our common stock would not be delisted by the Nasdaq for other reasons.

         Our common stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act and we have no present intention of terminating its registration under the Exchange Act in order to become a "private" company.

         The reverse stock split will not affect the number of authorized shares. Accordingly, the reverse stock split will have the effect of creating additional authorized and unreserved shares of our common stock. We have no current plans to issue these shares; however, these shares may be used by us for general corporate purposes.

         The increase in the authorized but unissued shares of common stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of common stock, to acquire control of us with a view to effecting a merger, sale of assets or similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. The authorized but unissued common stock could be issued to a holder who would then have sufficient voting power to assure that any business combination or any amendment to our amended and restated articles of incorporation would not receive the shareholder vote required for approval. Our board of directors has no current plans to issue any shares of common stock for any of these purposes and does not intend to issue any stock except on terms or for reasons which they deem to be in our best interests.

         The reverse stock split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other transaction costs in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         As a result of the reverse stock split, the approximately 27,435,919 shares of common stock outstanding on November 22, 2000 will become approximately 5,487,184 shares of common stock, and any other shares issued prior to the effectiveness of this proposal will be similarly adjusted. In addition, if the proposed amendment becomes effective, each option and warrant to purchase common stock and any other convertible security, outstanding on the effective date will be adjusted so that the number of shares of common stock issuable upon their exercise shall be divided by five (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by five.

         For the above reasons, we believe that the reverse stock split is in our best interests and in the best interests of our shareholders. There can be no guarantee, however, that the market price of our common stock after the reverse stock split will be equal to the market price before the reverse stock split multiplied by the split number, or that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

Exchange of Stock Certificates

         If you approve the proposed reverse stock split, we will instruct our transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to the transfer agent in exchange for certificates representing post-reverse split common stock. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of as many shares of post-reverse split common stock after applying the split factor and otherwise making adjustments for fractional shares described below.

         You will not be required to pay a transfer or other fee in connection with the exchange of your certificates. You should not submit certificates until requested to do so.

Fractional Shares

         No fractional shares of common stock will be issued as a result of the reverse stock split. In lieu of receiving fractional shares, you will be entitled to receive from us a cash payment in U.S. dollars equal to such fraction multiplied by five times the average of the closing bid and asked price per share of the common stock as quoted on Nasdaq for the five trading days immediately preceding the date the amendment becomes effective.

Federal Income Tax Consequences of the Reverse Split

         The following is a summary of the material federal income tax consequences of the reverse stock split to you.

         The reverse stock split will not be taxable to you, except for any cash received in lieu of a fractional share of post-reverse split common stock. Consequently, the holding period of shares of post-reverse split common stock (including any fractional share interest) will include your holding period for the shares of common stock exchanged, provided that the shares of common stock are held as a capital asset at the effective time. In addition, your aggregate basis of the shares of post-reverse split common stock (including any fractional share interest) will be the same as your aggregate basis of the shares of common stock exchanged.

         Cash that you receive in lieu of a fractional share will be treated as if the fractional share had been issued to you and then redeemed by us for the cash. Accordingly, if you receive cash you will recognize taxable gain or loss equal to any difference between the amount of cash received and your basis in the fractional share. That basis will be an allocable portion of the aggregate basis of the post-reverse split common stock described above.

         YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

No Dissenter's Rights

         Under Georgia law, you are not entitled to dissenter's rights of appraisal with respect to the reverse stock split since our common stock is currently listed on a national exchange.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of November 22, 2000, regarding beneficial ownership of our common stock by (1) each person who is known to us to own beneficially more than five percent of our common stock; (2) each director; (3) each currently employed executive officer; and (4) all of our current directors and executive


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

officers as a group. The information on beneficial ownership in the table is based on information from the people listed below regarding their ownership of common stock. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown as beneficially owned by them.

                            Ownership of Common Stock

Name and Address of                                Amount and Nature of            Percent of Common
Beneficial Owner                                   Beneficial Ownership            Stock Outstanding
G. Lynn Boggs (1)                                        1,548,593                         5.6
Henry M. Baroco (2)                                      2,011,133                         7.3
Frank W. Brown (3)                                         333,635                         1.2
John W. Collins (4)                                        525,693                         1.9
Richardson M. Roberts (5)                                   70,570                           *
Joe M. Rodgers (6)                                         274,718                         1.0
John D. Schneider, Jr. (7)                                  67,500                           *
J. Daniel Speight, Jr. (8)                                 289,770                         1.1
Glenn W. Sturm (9)                                         357,974                         1.3
J. Stephen Turner (10)                                     560,570                         2.0
Randall S. Vosler (11)                                     130,000                           *
Bahram Yusefzadeh (12)                                     115,570                           *
Thomas A. Bryan (13)                                     1,363,168                         5.0
SAFECO Corporation (14)                                  1,850,000                         6.7
All directors and executive officers as a group          6,285,726                        22.9
(15) (12 persons)

*        Less than one percent.

(1) Includes currently exercisable options to purchase 82,593 shares of common stock. Mr. Boggs' business address is 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024.

(2) Includes currently exercisable options to purchase 1,455,923 shares of common stock. Mr. Baroco's business address is 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024.

(3) Includes (a) 150,000 shares of common stock held by Brown, Burke Capital Partners, Inc., of which Mr. Brown is a principal, (b) 25,047 shares of common stock held by Capital Appreciation Partners, L.P. of which Mr. Brown is the managing member of the general partner, (c) 24,263 shares that Mr. Brown owns jointly with his wife and (d) options to purchase 3,070 shares of common stock. Mr. Brown disclaims beneficial ownership of the shares held by each of Brown, Burke Capital Partners and Capital Appreciation Partners, L.P. except to the extent of his pecuniary interest in the shares.

(4) Includes 50,000 shares of common stock held by The InterCept Group, Inc., of which Mr. Collins is Chief Executive Officer, Chairman of the Board and a significant shareholder, and currently exercisable options to purchase 143,993 shares of common


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

stock held by Mr. Collins. Mr. Collins disclaims beneficial ownership of the shares held by The InterCept Group, Inc.

(5) Includes currently exercisable options to purchase 30,570 shares of common stock.

(6) Includes (a) currently exercisable options to purchase 53,070 shares of common stock, (b) 200,000 shares of common stock held by Rodgers Capital Group, L.P., of which Mr. Rodgers is a partner, and (c) warrants to purchase 21,648 shares of common stock. Mr. Rodgers disclaims beneficial ownership of the shares held by Rodgers Capital Group except to the extent of his pecuniary interest in the shares.

(7) Includes currently exercisable options to purchase 37,500 shares of common stock.

(8) Includes 231,700 shares of common stock held by FLAG Financial Corporation, of which Mr. Speight is Chief Executive Officer, President and a director, and currently exercisable options to purchase 58,070 shares of common stock. Mr. Speight disclaims beneficial ownership of the shares held by FLAG Financial Corporation except to the extent of his pecuniary interest in the shares.

(9) Includes currently exercisable options to purchase 3,070 shares of common stock.

(10) Includes currently exercisable options to purchase 37,500 shares of common stock.

(11) Includes currently exercisable options to purchase 130,000 shares of common stock.

(12) Includes (a) 50,000 shares owned by the Yusefzadeh Family Limited Partnership, of which Mr. Yusefzadeh is the general partner, (b) 38,400 shares owned by Mr. Yusefzadeh's children, and (c) currently exercisable options to purchase 13,070 shares of common stock. Mr. Yusefzadeh disclaims beneficial ownership of the shares held his children and the Yusefzadeh Family Partnership, except to the extent of his pecuniary interest in the shares.

(13) Includes 24,000 shares owned by Mr. Bryan's minor children and currently exercisable options to purchase 133,168 shares of common stock. Mr. Bryan is a co-founder of Towne Services and served as a director from 1995 to 1998. Mr. Bryan disclaims beneficial ownership of the shares held by his children. Mr. Bryan's business address is 2410 Paces Ferry Road, 600 Paces Summit, Atlanta, GA 30339.

(14) As reported by SAFECO Corporation in a Statement on Schedule 13G filed with the SEC as of February 10, 2000 as supplemented in a Statement on Form 13F with the SEC as of September 30, 2000. In its Statement on Schedule 13G, SAFECO Corporation (a) reported that it is a parent holding company in accordance with Rule 13d-1(b)(ii)(G) to a subsidiary, SAFECO Asset Management Company, which serves as an investment advisor to several registered investment companies and
(b) disclaimed beneficial ownership of certain of the shares. SAFECO Asset Management Company also filed a joint Statement on Schedule 13G with one of the investment companies, SAFECO

Common Stock Trust, to which it provides investment advisor services. The aggregate holdings of all these entities are reflected in SAFECO Corporation's filing. SAFECO Corporation's address is SAFECO Plaza, Seattle, WA 98185.

(15) Includes (a) 706,747 shares held by entities affiliated with our executive officers and directors, (b) 38,400 shares held by family members of our executive officers and directors, (c) 24,263 shares held jointly by our directors and their spouses, (d) warrants to purchase 21,648 shares of common stock, and (e) currently exercisable options to purchase 2,048,429 shares of common stock. Our executive officers and directors disclaim beneficial ownership as to an aggregate of 706,747 of these shares.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         If you want us to consider including a proposal in our 2001 proxy statement, you must deliver your proposal to our Secretary at our executive offices located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024, no later than December 21, 2001.

                                  OTHER MATTERS

         As of the date of this proxy statement, we do not know of any other matters that will be presented for action at the special meeting. If, however, any other matters not currently known are properly brought before the special meeting, the persons named on the proxy card will vote the proxy on those matters in their discretion as determined by a majority of the board of directors.

                                    By Order of the Board of Directors,

                                    /s/ G. Lynn Boggs
                                    -----------------------------------
                                    G. Lynn Boggs
                                    Chief Executive Officer

                                   Appendix A

                                    Amendment
                                     to the
                 Amended and Restated Articles of Incorporation
                                       of
                              TOWNE SERVICES, INC.

1. Article II of the Company's Amended and Restated Articles of Incorporation shall be amended by the addition of the following provision:

         Simultaneously with the effective date of this amendment (the "Effective Date"), each five shares of the Company's Common Stock, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall, automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into one share of the Company's outstanding Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive a cash payment in U.S. dollars equal to such fraction multiplied by five times the average of the closing bid and asked price per share of Common Stock as quoted on Nasdaq for the five trading days immediately preceding the Effective Date. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not surrendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which it was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Amended and Restated Articles of Incorporation to the "Common Stock" shall, after the Effective Date, refer to the "New Common Stock".

                                REVOCABLE PROXY
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                              TOWNE SERVICES, INC.
                        TO BE HELD ON DECEMBER 20, 2000


         The undersigned hereby constitutes and appoints G. Lynn Boggs and Henry M. Baroco and each or either of them as true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Towne Services, Inc. ("Towne Services") that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Towne Services to be held on Wednesday, December 20, 2000 at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097 at 9:00 a.m. local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends a vote FOR the proposal. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed.

                                    PROPOSAL

         1. To adopt and approve an amendment to Towne Services' Amended and Restated Articles of Incorporation to effect a one-for-five reverse stock split of all of the issued and outstanding shares of common stock of Towne Services.

                           FOR               AGAINST           ABSTAIN
                           ---               -------           -------

                           [_]                 [_]               [_]


         2. IN THEIR DISCRETION, G. Lynn Boggs and Henry M. Baroco may act upon such other business as may properly come before the meeting or any adjournment thereof.

         If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Special Meeting.

         Please sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.


Dated: ________________, 2000                ______________________________
                                             SIGNATURE OF SHAREHOLDER


                                             ______________________________
                                             SIGNATURE OF SHAREHOLDER


         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.